Exhibit 10.2
DATED 16 MARCH 2011
FINANCIAL SECURITIES ACCOUNT PLEDGE AGREEMENT
(Acte de Nantissement de Compte de Titres Financiers)
Between
AGZ HOLDING
as Pledgor
NATIXIS
as Security Agent
THE FACILITY AGENT, THE SECURITY AGENT, THE LENDERS AND THE HEDGING LENDERS
as Beneficiaries
and
NATIXIS
as Bank Account Holder

2.

THIS AGREEMENT IS MADE BY AND BETWEEN:
1.
AGZ HOLDING, a société anonyme, incorporated under the laws of France under registration number 413 765 108 RCS Nanterre, with registered capital of euro 35,905,326.00, and having its registered office at Immeuble Les Renardières, 3 Place de Saverne, 92400 Courbevoie, and represented by a duly authorized signatory for the purpose of this Agreement, as Pledgor;

2.
NATIXIS, a société anonyme, incorporated under the laws of France under registration number 542 044 524 RCS Paris, with registered capital of euro 4,653,020,308.80, and having its registered office at 30, avenue Pierre Mendès France 75013 Paris, and represented by duly authorised signatories for the purpose of this Agreement, as Security Agent;

3.	NATIXIS, (designated as above) and represented by duly authorised signatories for the purpose of this Agreement, as Facility Agent;
4.	The Lenders listed in Schedule 4 (List of Lenders and Commitments) of this Agreement, duly represented by the Security Agent for the purpose of this Agreement;
5.	The Hedging Lenders listed in Schedule 6 (List of Hedging Lenders) of this Agreement, duly represented by the Security Agent for the purpose of this Agreement; and
6.
NATIXIS, a société anonyme, incorporated under the laws of France under registration number 542 044 524 RCS Paris, with registered capital of euro 4,653,020,308.80, and having its registered office at 30, avenue Pierre Mendès France 75013 Paris and represented by duly authorised signatories for the purpose of this Agreement, as Bank Account Holder.

3.

WHEREAS:
(A)
Pursuant to a facilities agreement dated 16 March 2011 entered into between, inter alios, AGZ Holding and Antargaz as Borrowers, BNP Paribas, Caisse Régionale de Crédit Agricole Mutuel de Paris et D’Ile De France, Crédit Lyonnais SA and Natixis as Mandated Lead Arrangers and Bookrunners, the Mandated Lead Arrangers (as defined therein), the Arrangers (as defined therein), the Lenders (as defined therein), and Natixis as Facility Agent and Security Agent (the “Facilities Agreement”), the Lenders have agreed to make certain Facilities available to the Borrowers.

(B)	The Hedging Lenders entered into the Hedging Agreements, inter alia, to hedge the interest rate under the Facilities.
(C)
Pursuant to clause 15 (Security interest) and Schedule 2 (Security Documents) of the Facilities Agreement, as a condition precedent to the Lenders making the Facilities available to the Borrowers, the Obligors have accepted to grant to the Beneficiaries, as security for the Secured Liabilities (as defined herein), a pledge over the Pledged Account upon the terms and conditions of this Agreement and the Intercreditor Agreement.

NOW, THEREFORE, IT HAS BEEN AGREED AS FOLLOWS:
1.	INTERPRETATION
1.1	Definitions
In this Agreement, terms defined in the Facilities Agreement shall have the same meaning when used in this Agreement, unless otherwise specified. Terms defined above have the same meaning when used in this Agreement, and the following terms have the following meanings:
“Account Holder” means the Company in its capacity as account holder (teneur de compte) of the Financial Securities Account open in the name of the Pledgor in the Company’s books.
“Agreement” means this agreement for the pledge of the Pledged Account together with the Schedules hereto, as supplemented or amended from time to time.
“Bank Account” means in relation to the Financial Securities Account, the bank account (compte bancaire spécial) open in the name of the Pledgor in the books of the Bank Account Holder in accordance with article L.211-20 of the French Monetary and Financial Code (Code monétaire et financier).
“Bank Account Holder” means Natixis, as designated above, in its capacity as holder (teneur de compte bancaire) of the Bank Account open in the name of the Pledgor in Natixis’s books.
“Beneficiaries” means (i) the Lenders, the Hedging Lenders, the Facility Agent and/or any of them, from time to time party to each and any Finance Documents, as represented by the Security Agent and (ii) the Security Agent itself.

4.

“Company” means Antargaz, a société anonyme, incorporated under the laws of France under registration number 572 126 043 RCS Nanterre, with registered capital of euro 3,935,349.00, and having its registered office at Immeuble Les Renardières, 3 Place de Saverne, 92400 Courbevoie.
“Discharge Date” means the earlier of (i) the date on which all the Secured Liabilities have been irrevocably and unconditionally discharged in full, independently of any partial or intermediate payment and (ii) the date on which the Pledge has been fully released in accordance with the terms of this Agreement or the other Finance Documents.
“Event of Default” means an event specified as such in clause 18.1 (Events of Default) of the Facilities Agreement.
“Facilities” has the meaning ascribed thereto in the Facilities Agreement.
“Facility Agent” has the meaning ascribed thereto in the Facilities Agreement.
“Finance Documents” has the meaning ascribed thereto in the Facilities Agreement.
“Financial Instruments” means all the financial instruments (excluding ten shares) held at any time by the Pledgor in the issued share capital of the Company and any other financial instrument which is a debt instrument issued by the Company and held by the Pledgor.
“Financial Securities Account” means the financial securities account (compte de titres financiers) within the meaning of article L.211-20 of the French Monetary and Financial Code (Code monétaire et financier) open in the name of the Pledgor in the books of the Company as set out in the Statement of Pledge.
“Hedging Agreements” means the hedging agreements entered into by the Pledgor inter alia, to hedge the interest rate under the Facilities, (i) on 1st April 2010 and on 2 June 2010 with BNP Paribas, (ii) on 19 January 2011 and on 23 February 2011 with Crédit Lyonnais SA, (iii) on 12 April 2010 and on 2 June 2010 with Banque Commerciale pour le Marché de l’Entreprise and (iv) on 10 June 2010 and on 24 February 2011 with Natixis.
“Hedging Lenders” means the persons identified in Schedule 6 as having entered into Hedging Agreements.
“Insolvency” means any proceeding referred to in clauses 18.1(f) to 18.1(h) of the Facilities Agreement.
“Intercreditor Agreement” has the meaning ascribed thereto in the Facilities Agreement.
“Lenders” has the meaning ascribed thereto in the Facilities Agreement.
“Obligors” has the meaning ascribed thereto in the Facilities Agreement.
“Pledge” means the pledge (nantissement) created over the Pledged Account by virtue of this Agreement, as security for the Secured Liabilities.
“Pledged Account” means the Financial Securities Account (“Compte de Titres Financiers”) together with the Bank Account.
“Pledgor” means AGZ HOLDING, as designated above.

5.

“Secured Liabilities” means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally) arising from the Obligors’ obligations and liabilities to (a) the Lenders, the Facility Agent, the Security Agent (or any of them) in their capacity as Borrowers under or in connection with the Facilities and the Finance Documents (or any of them) and (b) the Hedging Lenders (or any of them) in their capacity as parties to the Hedging Agreements (or any of them) (including, in each case, without limitation, under any amendments, supplements or restatements of any of the Finance Documents or in relation to any new or increased advances or utilisations); together with all costs, charges and expenses incurred by any Beneficiary in connection with the protection, preservation or enforcement of its respective rights (and/or in the case of the Security Agent, the rights of the other Beneficiaries (as the case may be)) under the Finance Documents or any other document evidencing or securing any such payment liabilities in favour of the Beneficiaries, to the extent due under any such document and subject to the provisions of the Facilities Agreement.
“Security Agent” means Natixis, as designated above, or any bank or financial institution which becomes Security Agent under the Facilities Agreement.
“Security Period” means the period beginning on the date hereof and ending on the Discharge Date.
“Shareholder Interest” means, in respect of the Pledgor and at any time until the expiry of the Security Period, (a) any and all of the Financial Instruments of the Company held by the Pledgor on the date hereof; (b) all shares, other shareholder interest (titres financiers) and other securities (valeurs mobilières) which may be substituted for or added to the Financial Instruments, following or in connection with share exchanges, regroupings, splits, free issues, subscriptions by way of cash or otherwise, in accordance with the terms hereof and article L. 211-20 of the French Monetary and Financial Code (Code monétaire et financier); and (c) all proceeds or income whether present or future, actual or contingent, from time to time (including, without limitation, dividends, interest and other distributions) (fruits et produits) attached or deriving from the Financial Instruments or other securities referred to in paragraphs (b) and (c) above, provided that the dividends paid in cash (dividendes en numéraire), interest and other distributions thereon (fruits et produits) relating to the Financial Instruments or other above mentioned shareholder interest (titres financiers) shall be credited to the Bank Account in accordance with Clause 3.4 (Income and Proceeds) of this Agreement.
1.2	Construction
(a) In this Agreement, unless the contrary intention appears, a reference to:
(i) “assets” or “regulation” shall be construed in accordance with the Facilities Agreement;
(ii) a Clause or a Schedule is, unless otherwise specified, a reference to a clause or a schedule to this Agreement;
(iii) a provision of a law is a reference to that provision as amended or re-enacted;
(iv) a time of day is a reference to Paris time;
(v) words importing the plural shall include the singular and vice versa;
(vi) any reference to a party to this Agreement or other person includes, unless otherwise provided in this Agreement, such party’s or person’s permitted successors, assignees, transferees or substitutes;

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(vii) an agreement or document includes a reference to that agreement or document as amended, novated or supplemented from time to time.
(b)	The index to and the headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.
(c)	This Agreement is entered into with the benefit and subject to the burden of the Intercreditor Agreement.
(d)	The “Facility Agent” shall on or prior to the Discharge Date, be deemed to be a reference to the “Facility Agent” (in the context of the rights and obligations of the Lenders).
2.	SECURITY AGENT
Each Hedging Lender appoints Natixis as Security Agent to act as its security agent for the purposes of the Security Documents and to execute the Security Documents on its behalf, and irrevocably authorises the Security Agent for and on its behalf to exercise the rights, powers and discretions which are specifically delegated to it by the terms of the Finance Documents, together with all rights, powers and discretions which are incidental thereto (including to release the Pledge in the name of the Hedging Lenders on the Discharge Date) and to give a good discharge for any monies payable under the Finance Documents.
The Pledgor hereby agrees that the Security Agent shall be the agent (mandataire) of the Beneficiaries for the purposes of this Agreement, acting in such capacity in its name but on behalf of the Beneficiaries.
3.	PLEDGE
3.1	Pledged Account
As security for the full repayment, discharge and performance of the Secured Liabilities and in guarantee of the obligations of the Obligors, the Pledgor irrevocably grants to the Beneficiaries a first ranking Pledge over the Pledged Account to the credit of which its Shareholder Interest has been credited, pursuant to article L. 211-20 of the French Monetary and Financial Code (Code monétaire et financier).
3.2	Registration of the Pledge
Immediately upon signature of this Agreement and in relation to the Pledged Account, the Pledgor shall execute in French a statement of first ranking pledge related to such Pledged Account (the “Statement of Pledge”) (“déclaration de nantissement de compte de titres financiers”) in the form of Schedule 1, transmit an executed copy of such Statement of Pledge to the Company as Account Holder of the Financial Securities Account and to the Bank Account Holder as account holder of the Bank Account and request:
A.
the Account Holder to (i) record in the Company’s shareholder register (“registre de mouvements de titres”) and the shareholders accounts registry (“comptes d’actionnaires”) that the Financial Securities Account is pledged in favour of the Beneficiaries by virtue of such Statement of Pledge and (ii) issue on the same date a certificate of confirmation of pledge related to such Financial Securities Account (the “Financial Securities Account Confirmation of Pledge”) (“attestation de nantissement de compte de titres financiers”) in the form of Schedule 2; and

7.

B.
the Bank Account Holder (which the Bank Account Holder undertakes) to (i) record that the Bank Account is pledged in favour of the Beneficiaries by virtue of such Statement of Pledge and (ii) issue on the same date a certificate of confirmation of pledge related to the Bank Account (the “Bank Account Confirmation of Pledge” (“attestation de nantissement de compte de fruits et produits”) and together with the Financial Securities Account Confirmation of Pledge, the “Confirmations of Pledge”) in the form of Schedule 3.

3.3	Shareholder Interest
Without prejudice to Clause 3.1 (Pledged Account) and subject to the provisions of Clause 3.4 (Income and Proceeds) herein:
(i) any shareholder interest (titre financier) for any reason whatsoever substituted for, or added to, the Shareholder Interest of the Pledgor, together with any and all distributions, interest and proceeds (fruits et produits) resulting therefrom in accordance with article L. 211-20 of the French Monetary and Financial Code (Code monétaire et financier), and
(ii) more generally, any shares or other shareholder interests (titres financiers) attributed to, and any additional shares or other shareholder interests (titres financiers) acquired by the Pledgor and constituting ownership interests in the Company or any legal entity resulting from the transformation or merger of the Company or any similar operation, shall automatically be deemed the Shareholder Interest of the Pledgor for the purposes of this Agreement and shall be promptly credited to the Pledged Account, without any such operation constituting in any manner a novation of the rights and security granted to the Beneficiaries hereunder.
3.4	Income and Proceeds
(a)
In accordance with article L.211-20 of the French Monetary and Financial Code (Code monétaire et financier), any cash proceeds, income or distribution included in the Shareholder Interest shall be recorded on the Bank Account. The Bank Account shall be deemed to be an integral part of the Financial Securities Account as from the date of execution of the Statement of Pledge. The Pledgor shall request, at any time upon the Security Agent’s reasonable demand, from the Bank Account Holder a certificate of pledge comprising the inventory of all sums standing to the credit of the Bank Account as from the date of delivery of such certificate.

(b)
Notwithstanding Clause 4.4(a) above, as long as no Event of Default has occurred and has been notified to the Bank Account Holder (with copy to the Pledgor) by the Security Agent in accordance with paragraph (c) below and is continuing, the Beneficiaries authorise the Pledgor to freely use all the monies held on the Bank Account.

(c)
Upon the occurrence of an Event of Default which is notified to the Bank Account Holder (with copy to the Pledgor) by a notice substantially in the form of Schedule 5 and which is continuing, the Pledgor will cease to be entitled to use the monies held on the Bank Account and any monies held on the Bank Account shall, upon receipt of such notice by the Bank Account Holder, no longer be available to the Pledgor, until such Event of Default has been remedied or waived. Notwithstanding the foregoing provisions, the Pledgor is entitled to use the monies held on the Bank Account exclusively in order to perform payments due under the Secured Liabilities by using the due amounts directly on the bank accounts held by the Security Agent.

8.

(d)
For the avoidance of doubt, as soon as an Event of Default is remedied or waived, the Pledgor will be entitled to use all monies held on the Bank Account so long as no other Event of Default occurs and is continuing, and the Security Agent shall, upon the request of the Pledgor, promptly notify the Bank Account Holder of the same.

3.5	Instructions
The Pledgor agrees that it shall instruct the Company to pay all dividends paid in cash (dividendes en numéraire), interest and other distributions thereon (fruits et produits) relating to the Shareholder Interest on the Bank Account.
4.	PRESERVATION OF SECURITY
4.1	Continuing security
The security (nantissement) constituted by the Pledge herein created shall extend to the Discharge Date.
4.2	Additional security
This Pledge is in addition to and is not in any way prejudiced by any other security now or hereafter held by the Beneficiaries in respect of the Secured Liabilities.
4.3	Security transfer
In the event of any assignment, transfer, novation or disposal of a part or all of its rights and obligations by any Beneficiary under each and any of the Finance Documents to which such Beneficiary is a party, such Beneficiary hereby expressly maintains, which the Pledgor accepts, all its rights and privileges hereunder for the benefit of its successor, in accordance with the terms of article 1278 of the French Civil Code (Code civil) so that the Pledge herein created will secure the Secured Liabilities to the rateable benefit of such successor, without further formalities.
5.	REPRESENTATIONS AND WARRANTIES
5.1	Representations and Warranties
The Pledgor represents and warrants to the Beneficiaries that:
(a)
Due incorporation: it is a limited liability company, duly incorporated and validly existing under the laws of the jurisdiction of its incorporation, with the power to own its assets and carry on its business as it is being conducted;

(b)
Corporate power and authority: it has the power to enter into and perform, and has taken all necessary action to authorise the entry into, performance and delivery by it of, this Agreement and the obligations contemplated herein;

(c)	Insolvency: it is not in Insolvency, nor in a situation likely to result in the same;

9.

(d)
Authorisations, approvals and consents: no authorization, approval, consent, licence, notice or other requirement of public or corporate bodies of the Pledgor or of the Company is required in connection with the entry into, performance, validity or enforceability of this Agreement and of the Statement of Pledge, except any authorization that has been duly obtained and of which written evidence has been provided to the Security Agent;

(e)
Company’s approval: the Beneficiaries and any other transferee, assignee or appointee of all or part of the Financial Instruments have been approved by the relevant competent corporate body of the Company in accordance with article 11 of the Company’s by-laws so as is required for any of them to become a shareholder of the Company;

(f)	Validity: this Agreement constitutes its legal, valid, binding and enforceable obligation in accordance with its terms;
(g)
Non-conflict: the execution of this Agreement and performance of the Pledgor’s obligations hereunder and the performance by the Company of the transactions contemplated by this Agreement do not and will not breach, violate or conflict with any agreement to which the Pledgor or the Company is respectively a party or which is binding upon their respective assets, by-laws, rules, regulations, or any applicable law, regulation or official or judicial order or any authorization;

(h)	Ownership:
(i) it has valid title and is the sole absolute legal owner of the Shareholder Interest and the Pledged Account; and
(ii) all of the Financial Instruments and the Shareholder Interest have been validly issued and fully paid, and are not subject to any option to purchase or similar rights;
(i)
Security Interests: the Pledged Account and the Shareholder Interest are not subject to any Security Interest, and there are no similar restrictions which may affect the rights of the Beneficiaries under this Agreement and the Pledge created over the Pledged Account, or the Shareholder Interest;

(j)
Access to share capital: on the date hereof, there are no securities giving access directly or indirectly to the share capital of the Company, and more generally there exists no agreement by which the Company has undertaken to issue new Financial Securities or securities giving access directly or indirectly to its share capital except as otherwise permitted under the Finance Documents.

5.2	Time for making representations and warranties
The representations and warranties set out in Clause 5.1 (Representation and warranties) above are made on the date hereof and are deemed to be repeated on the same dates as the representations and warranties are repeated under the Facilities Agreement.

10.

6.	UNDERTAKINGS
6.1	Duration
The undertakings in this Clause 7 remain in force from the date of this Agreement until the Discharge Date.
6.2	Negative pledge
Subject to the Facilities Agreement, the Pledgor hereby undertakes to the Beneficiaries that it will not create or permit to subsist any Security Interest on the whole or any part of the Financial Instruments, the Shareholder Interest and/or the Pledged Account other than the Pledge created pursuant to this Agreement and the Statement of Pledge.
6.3	No Disposal
(a)
The Pledgor will not, either in a single transaction or in a series of transactions, make a sale, transfer or other disposal (including by way of loan) of all or any part of the Financial Instruments, the Shareholder Interest (subject to its rights to dispose of the monies credited on the Bank Account as set forth in Clause 3.4) or the Pledged Account, except as otherwise provided for in the Finance Documents and in this Agreement.

(b)
The Pledgor will refrain from debiting from the Financial Securities Account any Shareholder Interest credited on the Financial Securities Account from time to time, except as otherwise provided for in the Finance Documents and in this Agreement.

(c)
The Pledgor will not enter into or permit to subsist any option or other arrangement whereby any person has the right (whether or not exercisable only on a contingency) to require the Pledgor to sell or otherwise dispose of all or any part of the Financial Instruments, the Shareholder Interest or the Pledged Account.

6.4	Management of Pledged Account
(a)
The Pledgor will request the Account Holder and the Bank Account Holder (and the Bank Account Holder undertakes accordingly) to credit to the Pledged Account any Shareholder Interest attributed to or acquired by it in accordance with Clauses 3.3 (Shareholder Interest) and 3.4 (Income and Proceeds) above and the Pledgor will, and shall procure that the Account Holder and the Bank Account Holder will, sign all documents and take all action (and the Bank Account Holder undertakes accordingly) necessary to this effect.

(b)
Except as otherwise provided under the terms of this Agreement, the Pledgor will not (i) locate or permit to locate the Shareholder Interest received by it from any person for whatever reason in an account other than the Pledged Account, (ii) close or transfer the Pledged Account, nor (iii) appoint a new account holder other than the Account Holder and the Bank Account Holder, unless such new account holder has been approved by the Security Agent acting in accordance with the instructions of the Beneficiaries and has agreed in writing to be bound by all the terms and conditions of this Agreement, as Account Holder or Bank Account Holder, as the case may be.

11.

6.5	Information
(a)
From the date of this Agreement and throughout the Security Period, the Pledgor undertakes to promptly provide to the Security Agent all information relating to the Pledged Account and the Shareholder Interest which the Security Agent may from time to time reasonably require and to permit the Security Agent at any time, to request from the Account Holder and the Bank Account Holder, from time to time, a Confirmation of Pledge, which shall be furnished upon demand of the Security Agent and the Pledgor will sign all documents and take all action necessary to the effect of carrying out such request.

(b)	Upon becoming aware thereof, the Pledgor will promptly inform the Security Agent of any disputes relating to the Pledged Account and the Shareholder Interest.
7.	LIABILITY TO PERFORM
It is expressly agreed that the Pledgor shall remain liable to observe and perform all of the conditions and obligations assumed by it respectively in respect of its Shareholder Interest and the Pledged Account, and the Beneficiaries and the Security Agent shall not be under any obligation or liability by reason of, or arising out of, this Agreement unless otherwise specified herein. The Beneficiaries and the Security Agent shall not be required in any manner to perform or fulfil any obligation of the Pledgor in respect of its Shareholder Interest and the Pledged Account, or to make any payment or to present or file any claim or take any other action to collect or enforce the payment of any amount to which it may have been or to which it may be entitled hereunder at any time or times.
8.	ENFORCEMENT
Subject to the provisions of the Intercreditor Agreement, upon the occurrence of a payment Event of Default or payment default with respect to a notification relating to any Event of Default made in accordance with clause 18.2 (Acceleration) of the Facilities Agreement, the Security Agent acting on behalf of the relevant Beneficiaries, shall be entitled to exercise all rights, actions and privileges as granted by law to a secured creditor, including but not limited to:
(a)	at its discretion and in accordance with the provisions of article L.211-20, paragraph V of the French Monetary and Financial Code (Code Monétaire et Financier):
(i)
after a period of 8 (eight) days following the service of a notification (mise en demeure) on the Pledgor (which may be served simultaneously with the acceleration notice mentioned above), to request a court order for the sale of the Shareholder Interest at public auction in accordance with the provisions of article L.521-3(i) of the French Commercial Code (Code de Commerce),

(ii)
immediately following the service of a notification (mise en demeure) on the Pledgor (which may be served simultaneously with the acceleration notice mentioned above), to request a court order for the judicial assignment of the Shareholder Interest to the Beneficiaries in accordance with the provisions of article 2347 of the French Civil Code (Code civil), or

(iii)
to become the owner of the Shareholder Interest immediately following the service of a notification (mise en demeure) on the Pledgor (which may be served simultaneously with the acceleration notice mentioned above) (the “Transfer Date”) in satisfaction of the Secured Liabilities in accordance with the provisions of article 2348 of the French Civil Code (Code civil), in which case following such transfer of title:

(1)
the value of the Shareholder Interest will be estimated by an expert (the “Expert”) appointed in good faith by the Security Agent and the Pledgor within five (5) calendar days following the Transfer Date;

12.

(2)
if the parties fail to agree on the name of the expert, the Expert shall be appointed by the Président of the Paris Commercial Court (by way of summary judgment (référé) further to a motion by the most diligent party) among leading auditors exercising activities in France;

(3)
within thirty (30) days of the Expert’s acceptance of the appraisal mission (such appraisal period to be extended once for a maximum of ten (10) days at the request of the Expert), the Expert shall establish a report in which shall be determined (a) the value of the Shareholder Interest (at the relevant date of transfer of ownership of the collateral) (the “Enforcement Value”) and (b) the detailed calculations relating to such valuation (the “Report”); it being agreed to such valuation shall, in the absence of a manifest error (“erreur grossière”), be finally binding on the parties; the Report shall be delivered to the Security Agent and the Pledgor;

(4)
in the event of a manifest error (“erreur grossière”) in the determination of the value of the Shareholder Interest, such error being acknowledged by the President of the commercial court of Paris (Président du Tribunal de Commerce de Paris), a new Expert shall be appointed in accordance with the same terms and conditions as referred to in paragraphs (1) and (2) above and perform the appraisal mission in accordance with the same terms and conditions as referred to in paragraph (3) above;

(5)
the Pledgor hereby undertakes to execute any document and do all such things that are required to carry out the transfer of full ownership in the Shareholder Interest to the Beneficiaries on the Transfer Date;

(6)
notwithstanding the foregoing, the Security Agent shall be entitled to resort at any time during the course of the procedure set out in this paragraph (iii) to the proceedings mentioned in paragraphs (i) and (ii) above, if it deems it necessary to protect the Beneficiaries’ interests;

(b)
immediately after serving a notification (mise en demeure) on the Pledgor and the Bank Account Holder in accordance with the provisions of article L.211-20, paragraph V of the French Monetary and Financial Code (Code monétaire et financier), to retain full ownership in the sums credited to the Bank Account up to the amount of the Secured Liabilities.

9.	APPLICATION OF PROCEEDS
The proceeds from the sale or the retention of the Shareholder Interest and/or the sums on the Bank Account pursuant to the enforcement of this Pledge shall be applied to the repayment of the Secured Liabilities, as set out and in the order and priority set forth under the Intercreditor Agreement.
If the aggregate amount of the Enforcement Value and of all sums credited on the Bank Account and collected by the Beneficiaries (represented by the Security Agent) in accordance with paragraph 9(b) above is greater than the amount of the Secured Liabilities which are due and payable, the Security Agent shall pay to the Pledgor the difference between those two amounts in accordance with the provisions of article 2348, paragraph 3 of the French Civil Code (Code civil).
In any case, the Beneficiaries shall not be responsible for the value retained for the enforcement of the Pledge.

13.

10.	COVENANT TO RELEASE
On or, as soon as practicable, after the Discharge Date, the Security Agent on behalf of the Beneficiaries shall, at the cost of the Pledgor, execute and do all such deeds, acts and things as may be necessary to release and discharge in full the Pledgor from its liability hereunder.
11.	EXPENSES, INDEMNITIES AND TAXES
In accordance with, and subject to the provisions of, clause 14 (Fees, Expenses and Stamp Duties) of the Facilities Agreement, all out of pocket costs and expenses (including reasonable legal fees and expenses) together with any applicable value added tax or other like Taxes incurred by the Beneficiaries or the Security Agent in connection with the negotiation or execution of this Agreement will be for the account of the Pledgor.
12.	CHANGES TO THE PARTIES
All the rights, privileges, powers, discretions and authorities of the Beneficiaries hereunder will benefit their respective successors and assignees and all terms, conditions, representations and warranties and undertakings of the Pledgor hereunder shall oblige its respective successors and assignees in the same manner, it being agreed and understood that:
(a)	the Pledgor shall not assign, transfer, novate or dispose of any of, or any interest in its rights and/or obligations under this Agreement, and
(b)
the Beneficiaries shall be entitled to assign, transfer, novate or dispose of any of, or any interest in their rights and/or obligations hereunder to any successor in accordance with the relevant provisions of the Finance Documents.

The provisions of this Agreement and the rights arising therefrom shall remain in full force and effect and benefit to any successors, transferees or assignees of a Beneficiary, without any specific notice, registration or reiteration, in case, inter alia, of any sale, merger, demerger, spin-off or assets contribution which a Beneficiary may decide to proceed. It is expressly agreed that an asset contribution or a partial merger within the meanings of articles L. 236-1 et sequitur of the French Commercial Code (Code de Commerce) shall be deemed to be a transfer for the purpose of the present provision.
13.	SEVERABILITY
If a provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction in respect of the Pledgor and/or the Account Holder and/or the Bank Account Holder that shall not affect:
(a)	the validity or enforceability in that jurisdiction of any other provision of this Agreement; or
(b)	the validity or enforceability in other jurisdictions of that provision or any other provision of this Agreement.
In any case, if such illegality, invalidity or enforceability occurs, the parties shall negotiate in good faith with a view to agree on the replacement of such provision by a provision which is legal, valid and enforceable and which is to the extent applicable in accordance with the intents and purposes of this Agreement and which in its economic effect come as close as practicable to the provision being replaced.

14.

14.	NOTICES
Except as specifically provided otherwise in this Agreement, all notices or other communications under or in connection with this Agreement shall be given to each party as specified in clause 18 (Notices) of the Intercreditor Agreement.
15.	FRENCH LANGUAGE
The Statement of Pledge executed by the Pledgor pursuant to Clause 3.2 (Registration of the Pledge) above shall be made in the French language and accompanied by an English translation. The French language version of the Statement of Pledge shall prevail over any English translation and shall be binding on the Pledgor.
16.	GOVERNING LAW AND JURISDICTION
16.1	Governing law
This Agreement and the Statement of Pledge shall be governed by and construed in accordance with French law.
16.2	Jurisdiction
For the benefit of the Beneficiaries, the Pledgor and the Bank Account Holder agree that the courts of France have jurisdiction to settle any disputes in connection with this Agreement and the Statement of Pledge, and accordingly submit to the jurisdiction of the Commercial Court of Paris (Tribunal de Commerce de Paris).
17.	DURATION
The Pledge created pursuant to this Agreement shall remain in force until the Discharge Date.
18.	WAIVERS, REMEDIES CUMULATIVE
(a)	The rights of the Beneficiaries under this Agreement:
(i)	may be exercised as often as necessary;

(ii)	are cumulative and not exclusive of its rights under general law; and

(iii)	may be waived only in writing and specifically.
(b)	Delay in exercising or non-exercise of any such right is not a waiver of that right.
Made in Paris
On 16 March 2011

15.

In as many original copies as parties to this Agreement
The Pledgor
AGZ HOLDING
By: François Varagne
The Beneficiaries
NATIXIS
As Facility Agent and Security Agent

By: Jean-Philippe Nani	By: Sylvie Delorme
THE LENDERS
Represented by the Security Agent

By: Jean-Philippe Nani	By: Sylvie Delorme

16.

BNP PARIBAS
In its capacity as HEDGING LENDER
By:
CREDIT LYONNAIS
In its capacity as HEDGING LENDER
By:
BANQUE COMMERCIALE POUR LE MARCHE DE L’ENTREPRISE
In its capacity as HEDGING LENDER
By:
NATIXIS
In its capacity as HEDGING LENDER
By:
The Bank Account Holder
NATIXIS
By:

17.

TRANSLATION FOR INFORMATION PURPOSES ONLY
STATEMENT OF PLEDGE OVER FINANCIAL SECURITIES ACCOUNT
(subject to provisions of article L. 211-20 of the Monetary and Financial Code)
THE UNDERSIGNED:
AGZ HOLDING, a société anonyme incorporated under the laws of France, having its registered office located at Immeuble Les Renardières, 3 Place de Saverne, 92400 Courbevoie and registered with RCS Nanterre under the number 413 765 108 and represented by a duly authorized signatory for the purpose hereof,
Hereinafter referred to as the “Pledgor”,
HEREBY PLEDGES:
(A) THE FOLLOWING FINANCIAL SECURITIES ACCOUNT:
Its special shareholder’s account number 11 Quarter,
Hereinafter referred to as the “Financial Securities Account”,
OPEN IN THE BOOKS OF:
ANTARGAZ, a société anonyme, incorporated under the laws of France under registration number 572 126 043 RCS Nanterre, with registered capital of euro 3,935,349.00, and having its registered office at Immeuble Les Renardières, 3 Place de Saverne, 92400 Courbevoie,
Hereinafter referred to as the “Account Holder” or the “Company”,
IN WHICH IS CREDITED INITIALLY THE FOLLOWING SHAREHOLDER INTEREST:

Qty	Nomination, nature, form, nominal	Currency	Par value (each share)
516,440	Ordinary shares	Euro	€7.62
AND
(B) THE BANK ACCOUNT:
The bank account open in the name of the Pledgor, N° 30007 99999 3N161151000 83, deemed to be an integral part of the Financial Securities Account at the date hereof pursuant to the provisions of article L. 211-20 of the French Monetary and Financial Code,
Hereinafter referred to as the “Bank Account” and together with the Financial Securities Account, the “Pledged Accounts”,

18.

OPEN IN THE BOOKS OF :
NATIXIS, a société anonyme, incorporated under the laws of the Republic of France under registration number 542 044 524 RCS Paris, with registered capital of euro 4,653,020,308.80, and having its registered office at 30, avenue Pierre Mendès France 75013 Paris,
Hereinafter referred to as the “Bank Account Holder”,
In which will be credited all dividends paid in cash (dividendes en numéraire), interest and other distributions thereon (fruits et produits) which will be due to the Pledgor in relation to the Shareholder Interest,
TO THE BENEFIT OF:
•
BANQUE PALATINE, a société anonyme à directoire incorporated under the laws of France under registration number 542 104 245 RCS Paris,with registered capital of euro 538,802,680.00, having its registered office at 42 rue d’Anjou 75008 Paris, acting as Lender;

•
BARCLAYS BANK PLC, a company incorporated under the laws of England and Wales under registration number 1026167, with registered capital of sterling 3,040,001,000, having its registered office at 1 Churchill Place, London E14 5HP, United Kingdom,, acting as Lender;

•
BANCO BILBAO VIZCAYA ARGENTARIA, a société anonyme, incorporated under the laws of the Kingdom of Spainacting through its Paris Branch under registered number 349 358 887 RCS Paris, with registered capital of euro 1,523,867,581.08, and having its registered office at 29, Avenue de l’Opéra 75001 Paris, France, acting as Lender;

•
BNP PARIBAS, a société anonyme incorporated under the laws of the Republic of France under registration number 662 042 449 RCS Paris, with registered capital of euro 2,397,320,312.00, having its registered office at 16, boulevard des Italiens, 75009 Paris, acting as Lender;

•
BRED BANQUE POPULAIRE, a société anonyme coopérative de Banque Populaire incorporated under the laws of France under registration number 552 091 795 RCS Paris,with registered capital of euro 432,487,500.00, having its registered office at 18 quai de la Rapée 75012 Paris, acting as Lender

•
CAISSE REGIONALE DE CREDIT AGRICOLE MUTUEL DE PARIS ET D’ILE DE FRANCE, a société coopérative, incorporated under the laws of France under registration number 775 665 615 RCS Paris, a credit institution and brokerage insurance firm registered with the Register of the Intermediaries in Insurances under number 07 008 015, and having its registered office at 26 quai de la Rapée, 75012 Paris, acting as Lender;

•
CREDIT DU NORD, a société anonyme incorporated under the laws of France under registration number 456 504 851 RCS Lille,with registered capital of euro 890,263,248.00, having its registered office at 28 place Rihour 59000 Lille, acting as Lender;

•
CREDIT LYONNAIS, a société anonyme incorporated under the laws of the Republic of France under registration number 954 509 741 RCS Lyon, with registered capital of euro 1,847,860,375.00, having its registered office at 18, rue de la République, 69002 Lyon, acting as Lender;

•
BANQUE COMMERCIALE POUR LE MARCHE DE L’ENTREPRISE, a société anonyme à directoire et conseil de surveillance, incorporated under the laws of France under registration number 378 398 911 RCS Brest, with registered capital of euro 330,000,000, having its registered office at 1 allée Louis Lichou 29480 Le Relecq-Kerhuon France, acting as Lender;

19.

•
CREDIT SUISSE INTERNATIONAL, a company incorporated under the laws of England and Wales under registration number 02500199, having its registered office at One Cabot Square, London, UK E14 4QJ, acting as Lender;

•
HSBC FRANCE, a société anonyme, incorporated under the laws of France under registration number 775 670 284 RCS Paris, with registered capital of euro 337,189,100, having its registered office at 103, avenue des Champs-Elysées, 75419 Paris, France, acting as Lender;

•
ING BELGIUM SA, SUCCURSALE EN FRANCE, incorporated under registration number 490 100 260, having its main office at Coeur Défense, Tour A, Place de la Défense, 90-102 avenue du Général de Gaulle, 92400 Courbevoie, France, a branch of ING Belgium SA/NV, with capital of euro 2,350,000,000, having its registered office at Marnix 24, B-1000 Brussels, registered with the Brussels register under number 0403 200 393, acting as Lender;

•
NATIXIS, a société anonyme incorporated under the laws of the Republic of France under registration number 542 044 524 RCS Paris, with registered capital of euro 4,653,020,308.80, having its registered office at 30, avenue Pierre Mendès France 75013 Paris, acting as Lender;

and their respective successors and assignees under a facilities agreement dated 16 March 2011 entered into between, inter alios, AGZ Holding and Antargaz as Borrowers, BNP Paribas, Caisse Régionale de Crédit Agricole Mutuel de Paris et d’Ile De France, Crédit Lyonnais SA and Natixis as Mandated Lead Arrangers and Bookrunners, the Mandated Lead Arrangers (as defined in the Facilities Agreement), the Arrangers (as defined in the Facilities Agreement), the Lenders,, and Natixis as Facility Agent and Security Agent (the “Facilities Agreement”),
•
BNP PARIBAS, a société anonyme incorporated under the laws of the Republic of France under registration number 662 042 449 RCS Paris, with registered capital of euro 2,397,320,312.00, having its registered office at 16, boulevard des Italiens, 75009 Paris, acting as Hedging Lender;

•
CREDIT LYONNAIS, a société anonyme incorporated under the laws of the Republic of France under registration number 954 509 741 RCS Lyon, with registered capital of euro 1,847,860,375.00, having its registered office at 18, rue de la République, 69002 Lyon, acting as Hedging Lender;

•
BANQUE COMMERCIALE POUR LE MARCHE DE L’ENTREPRISE, a société anonyme à directoire et conseil de surveillance, incorporated under the laws of France under registration number 378 398 911 RCS Brest, with registered capital of euro 330,000,000, having its registered office at 1 allée Louis Lichou 29480 Le Relecq-Kerhuon France, acting as Hedging Lender;

•
NATIXIS, a société anonyme, incorporated under the laws of the Republic of France under registration number 542 044 524 RCS Paris, with registered capital of euro 4,653,020,308.80, and having its registered office at 30, avenue Pierre Mendès France 75013 Paris, acting as Hedging Lender;

•
NATIXIS, a société anonyme, incorporated under the laws of the Republic of France under registration number 542 044 524 RCS Paris, with registered capital of euro 4,653,020,308.80, and having its registered office at 30, avenue Pierre Mendès France 75013 Paris, as Security Agent, and its successors and assignees in such capacity under the Facilities Agreement; and

20.

•
NATIXIS, a société anonyme, incorporated under the laws of the Republic of France under registration number 542 044 524 RCS Paris, with registered capital of euro 4,653,020,308.80, and having its registered office at 30, avenue Pierre Mendès France 75013 Paris, as Facility Agent, and its successors and assignees in such capacity under the Facilities Agreement.

Hereinafter referred to as the “Beneficiaries”,
AS SECURITY FOR PAYMENT OF THE FOLLOWING LIABILITIES:
All present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally) of AGZ Holding and Antargaz to (a) the Lenders, the Facility Agent, the Security Agent (or any of them), in their capacity as Borrowers under the Finance Documents (or any of them) and (b) the Hedging Lenders in their capacity as parties to the Hedging Agreements, (including, in each case, without limitation, under any amendments, supplements or restatements of any of the Finance Documents or in relation to any new or increased advances or utilisations); together with all costs, charges and expenses incurred by any Beneficiary in connection with the protection, preservation or enforcement of its respective rights (and/or in the case of the Security Agent, the rights of the other Beneficiaries (as the case may be)) under the Finance Documents or any other document evidencing or securing any such payment liabilities in favour of the Beneficiaries, to the extent due under any such document.
Secured amounts:
•
an aggregate principal amount of EUR 380,000,000 (three hundred and eighty million euros) plus interest, late payment interest, fees, commissions and anything else of a similar nature, under the Term Facility,

•	an aggregate principal amount of EUR 40,000,000 (forty million euros) plus interest, late payment interest, fees, commissions and anything else of a similar nature, under the Revolving Facility, and
•	as debtors towards the Hedging Lender(s) under any Hedging Agreement(s).
Hereinafter referred to as the “Secured Liabilities”.
UNDER THE FOLLOWING TERMS AND CONDITIONS:
The Pledge is granted by the Pledgor in accordance with terms of (i) a financial securities account pledge agreement dated 16 March 2011 (the “Agreement”) entered into between the Pledgor, the Beneficiaries and the Bank Account Holder, constituting an integral part of this statement of pledge and defining the terms and conditions under which the Pledged Accounts shall operate and the Pledge shall be enforced and (ii) the Intercreditor Agreement.
A copy of this statement of pledge shall be notified to the Account Holder and the Bank Account Holder on the date hereof, together with the Pledgor’s instruction to register this pledge in the books held by the Account Holder and the Bank Account Holder. In particular, the Account Holder shall register in the Company’s shareholder register (“registre de mouvements de titres”) and the shareholders accounts registry (“comptes d’actionnaires”) the following :

21.

“Affectation en nantissement aux termes d’une déclaration de nantissement de compte de titres financiers en date du 16 mars 2011 signée par AGZ Holding en qualité de Constituant au profit de l’Agent, l’Agent des Sûretés, des Prêteurs et des Banques de Couverture, étant précisé que les droits de tout Bénéficiaire au titre du présent nantissement (en ce compris pour la réalisation du nantissement), du Contrat de Crédits et des Contrats de Couverture demeurent soumis aux stipulations de la Convention de Subordination (les termes commençant par une majuscule ayant le sens qui leur est attribué dans la déclaration susvisée)”.
Capitalized terms used herein shall have the meaning ascribed to them under the Agreement.
This statement of pledge is governed by the laws of France. Any dispute relating to the validity, interpretation and realisation of this statement shall be in the jurisdiction of the Paris Commercial Court (Tribunal de Commerce de Paris).
Signed in Paris, on 16 March 2011
In one (1) original copy
For the Pledgor
AGZ HOLDING

By:

22.

Schedule 2.
FORM OF FINANCIAL SECURITIES ACCOUNT — CONFIRMATION OF PLEDGE

To:	Natixis
in its capacity as Security Agent
Dear Sirs,
Having knowledge of the Statement of Pledge over the Financial Securities Account (Déclaration de nantissement de compte de titres financiers), dated: 16 March 2011
signed by : AGZ HOLDING
We the undersigned, ANTARGAZ, a société anonyme, incorporated under the laws of France under registration number 572 126 043 RCS Nanterre, with registered capital of euro 3,935,349.00, and having its registered office at Immeuble Les Renardières, 3 Place de Saverne, 92400 Courbevoie, in our capacity as Account Holder,
1/
hereby confirm the opening and constitution of a pledge over the financial securities account, the references of which are the following: Financial Securities Account N°11 Quarter open in the name of the Pledgor as provided in the Statement of Pledge;

2/	present the inventory of shareholder interest as attached hereto, held by the Pledgor in the books of ANTARGAZ;
3/
hereby confirm having knowledge of the mode of management of the Financial Securities Account under the conditions described in the financial securities account pledge agreement dated 16 March 2011 and entered into, inter alios, between AGZ HOLDING as Pledgor, NATIXIS as Security Agent, the Beneficiaries, and NATIXIS as Bank Account Holder (the “Agreement”), and referred to in the Statement of Pledge;

4/	accept to pay all dividends paid in cash (dividendes en numéraire), interest and other distributions thereon (fruits et produits) relating to the Shareholder Interest on the Bank Account;
5/
agree to promptly credit to the Financial Securities Account (i) any shareholder interest (titre financier) for any reason whatsoever substituted for, or added to, the Shareholder Interest of the Pledgor and (ii) any shares or other shareholder interests (titres financiers) attributed to, and any additional shares or other shareholder interests (titres financiers) acquired by the Pledgor and constituting ownership interests in the Company;

6/
acknowledge that the Pledgor is not allowed to sell, assign or otherwise dispose of any or all of the Shareholder Interest credited to the Financial Securities Account other than in accordance with the Agreement, and undertake not to debit from the Financial Securities Account any Shareholder Interest credited on the Financial Securities Account from time to time, except as otherwise provided for in the Finance Documents and in the Agreement; and

7/
agree, upon instruction of the Security Agent, to sign all documents and take all action to render effective, and to record in the Company’s shareholder register (“registre de mouvements de titres”) and the shareholders accounts registry (“comptes d’actionnaires”), the transfer of Financial Instruments to it following an enforcement of the Pledge for the benefit of the Beneficiaries.

23.

Terms defined herein have the meaning ascribed to them in the Agreement.
Made in Paris, on 16 March 2011
In two (2) original copies
ANTARGAZ
as Account Holder

By:

24.

Schedule 3.
FORM OF BANK ACCOUNT CONFIRMATION OF PLEDGE

To:	NATIXIS
in its capacity as Security Agent
Dear Sirs,
Having knowledge of the Statement of Pledge over the Bank Account (Déclaration de nantissement de compte de titres financiers), dated: 16 March 2011
signed by : AGZ HOLDING
We, Natixis, in our capacity as Bank Account Holder,
1/
hereby confirm the opening and constitution of a pledge over a special bank account, the references of which are the following: Bank Account N° 30007 99999 3N161151000 83 open in the name of the Pledgor as provided in the Statement of Pledge; and

2/
acknowledge that the Pledgor is not allowed to assign or otherwise dispose of any or all of the monies credited to the Bank Account other than in accordance with the terms of the financial securities account pledge agreement dated 16 March 2011 and entered into, inter alios, between AGZ HOLDING as Pledgor, NATIXIS as Security Agent, the Beneficiaries, and us as Bank Account Holder (the “Agreement”), and referred to in the Statement of Pledge.

Terms defined herein have the meaning ascribed to them in the Agreement.
Made in Paris, on 16 March 2011
In two (2) original copies
NATIXIS
as Bank Account Holder

By:

25.

Schedule 4.
LIST OF LENDERS AND COMMITMENTS

	Term	Revolving
	Commitment (EUR)	Commitment (EUR)
Banque Palatine	13 600 000	1 400 000
Barclays Bank Plc	36 200 000	3 800 000
Banco Bilbao Vizcaya Argentaria	18 100 000	1 900 000
BNP Paribas	54 300 000	5 700 000
Bred Banque Populaire	18 100 000	1 900 000
Caisse Régionale de Crédit Agricole Mutuel de Paris et d’Ile de France	18 000 000	2 000 000
Crédit du Nord	18 100 000	1 900 000
Crédit Lyonnais SA	54 300 000	5 700 000
Banque Commerciale pour le Marché de l’Entreprise	36 200 000	3 800 000
Crédit Suisse International	18 100 000	1 900 000
HSBC France	18 100 000	1 900 000
ING Belgium SA, Succursale en France	36 200 000	3 800 000
Natixis	40 700 000	4 300 000
	380,000,000	40,000,000

26.

Schedule 5.
FORM OF NOTICE

To:	NATIXIS
in its capacity as Bank Account Holder

Copy to:	ANTARGAZ
in its capacity as Account Holder

Copy to:	AGZ HOLDING
in its capacity as Pledgor
(Re: Bank Account number 30007 99999 3N161151000 83)
Dear Sirs,
We refer to the financial securities account pledge agreement dated 16 March 2011, entered into between, amongst others, AGZ HOLDING as Pledgor, NATIXIS as Security Agent, the Beneficiaries, and NATIXIS as Bank Account Holder (the “Pledge Agreement”).
Capitalized terms used herein shall have the meaning ascribed to them under the Pledge Agreement.
This notice is sent to you for the purpose of Clause 4.4 (Income and Proceeds) of the Pledge Agreement.
We hereby inform you that an Event of Default has occurred and is continuing and that, as from the date hereof, the Pledgor is not entitled to use the monies held on the Bank Account in accordance with the provisions of the Pledge Agreement (in particular Clause 4.4(c)). Notwithstanding the foregoing provisions, the Pledgor is entitled to use the monies held on the Bank Account exclusively in order to perform payments due under the Secured Liabilities.
In accordance with Clause 4.4(d) of the Pledge Agreement, the Pledgor will be entitled again to use all monies held on the Bank Account as soon as we notify you that such Event of Default is remedied or waived and so long as no other Event of Default occurs and is continuing.
Signed in Paris, on [_____]
NATIXIS
as Security Agent

By:

27.

Schedule 6.
LIST OF HEDGING LENDERS
BNP PARIBAS, a société anonyme, incorporated under the laws of France under registration number 662 042 449 RCS Paris, with registered capital of euro 2,397,320,312.00, and having its registered office at 16, boulevard des Italiens, 75009 Paris
CREDIT LYONNAIS, a société anonyme à conseil d’administration, incorporated under the laws of France under registration number 954 509 741 RCS Lyon, with registered capital of euro 1,847,860,375.00, and having its registered office at 18, rue de la République, 69002 Lyon
BANQUE COMMERCIALE POUR LE MARCHE DE L’ENTREPRISE, a société anonyme à directoire et conseil de surveillance, incorporated under the laws of France under registration number 378 398 911 RCS Brest, with registered capital of euro 330,000,000, having its registered office at 1 allée Louis Lichou 29480 Le Relecq-Kerhuon France
NATIXIS, a société anonyme, incorporated under the laws of France under registration number 542 044 524 RCS Paris, with registered capital of euro 4,653,020,308.80, and having its registered office at 30, avenue Pierre Mendès France 75013 Paris

28.